Exhibit 10.23
AMENDMENT NUMBER 1
TO THE
KEYSIGHT TECHNOLOGIES, INC, DEFERRED COMPENSATION PLAN

The Keysight Technologies, Inc. Deferred Compensation Plan (the "Plan"), effective August 1, 2014, is hereby amended as follows effective October 24, 2014:
In Appendix A, of the Plan and any accompanying references throughout the Plan, references to the "Vanguard Balance Index Fund - Signal Shares" are deleted in their entirety and replaced with "Vanguard Balanced Index Fund - Admiral Shares".
IN WITNESS WHEREOF, Keysight Technologies, Inc. has caused this Amendment Number 1 to the Plan to be executed in its name and behalf on this 6th day of November, 2014, by its officer thereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.
By: /s/ Ingrid Estrada
Name: Ingrid Estrada
Title: Senior Vice President of Human Resources
Keysight Technologies, Inc.